EXHIBIT NO. 10.49





                   FIFTH AMENDMENT TO SECURED CREDIT AGREEMENT
                   -------------------------------------------

                  This Fifth Amendment to Secured Credit Agreement (this "AGREEMENT") is dated as of September 29, 1999 by and among Gibraltar Packaging Group, Inc., a Delaware corporation (the "BORROWER"), the financial institutions parties to the Credit Agreement (as defined herein) (collectively, the "LENDERS" and individually, a "LENDER") and First Source Financial LLP, as Agent for the Lenders (the "AGENT").


                                    RECITALS
                                    --------

                  WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Secured Credit Agreement, dated as of July 31, 1998 (the "ORIGINAL CREDIT AGREEMENT"), as amended by that certain First Amendment to Secured Credit Agreement, dated as of September 1, 1998 (the "FIRST AMENDMENT"), that certain Second Amendment to Secured Credit Agreement, dated as of November 13, 1998 (the "SECOND AMENDMENT"), that certain Third Amendment to Secured Credit Agreement, dated as of February 12, 1999 (the "THIRD AMENDMENT") and that certain Fourth Amendment to Secured Credit Agreement, dated as of May 14, 1999 (the "FOURTH AMENDMENT"); the Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is collectively referred to herein as the "SECURED CREDIT AGREEMENT"), among the Borrower, the Agent and the Lenders;

                  WHEREAS, the Borrower wishes, and the Agent and the Lenders are willing, to amend certain provisions of the Secured Credit Agreement and to waive compliance with certain provisions of the Secured Credit Agreement, all on the terms and conditions set forth in this Agreement.

                  WHEREAS, First Source Financial LLP and LaSalle Business Credit, Inc. are the only Lenders which are parties to the Secured Credit Agreement as of the date hereof; and

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Secured Credit Agreement.

     2. Waiver. The Lenders hereby waive any Unmatured Event of Default or Event of Default caused by the Borrower's failure to comply with the Net Worth, Debt to EBITDA Ratio, Interest Coverage Ratio, Fixed Charge Coverage Ratio and the Gross Capital Expenditures covenants set forth in Sections 11.32(a), (b), (c),
(d) and (e) of the Secured Credit Agreement through July 3, 1999; provided, however, that the Borrower may not incur or continue any LIBOR Rate Loans (or convert any Prime Rate Loans into LIBOR Loans) from the date hereof until the date occurring on or after December 31, 1999 on which the Borrower demonstrates to the Agent and the Lenders, by delivery of a Compliance Certificate and the financial statements required under Section 11.1(b), its compliance with the financial covenant set forth in Section 11.32(d).

     3. Amendments to Secured Credit Agreement.

         (a) Section 2.5(a) of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           (a) The aggregate principal balance of the Term Loans shall be payable to the Agent, for the benefit of the Lenders, as follows:

                           (i) in five (5) quarterly installments on the 15th day of January, April, July and October of each year, commencing October 15, 1998 and ending on October 15, 1999 as follows:

                           Payment Date                     Installment Amount
                           ------------                     ------------------

                  October 15, 1998 through
                              July 15, 1999             $     562,500

                  October 15, 1999                      $     625,000

                           (ii) in forty-two (42) monthly installments on the 15th day of each month, commencing on November 15, 1999, and on the Final Maturity Date as follows:

                           Payment Date                      Installment Amount
                           ------------                      ------------------

                  November 15, 1999 through
                             July 15, 2000               $     208,333.33

                  August 15, 2000 through
                             April 15, 2003              $     229,166.67

                  July 31, 2003                            $12,687,500.00

         (b) Section 11.32(a) of the Secured Credit Agreement is hereby amended by (i) deleting the phrase "July 4, 1999 through July 2, 2000" appearing therein and replacing it with the phrase "December 31, 1999 through July 2, 2000" and (ii) adding the following sentence at the end thereof. "Borrower shall maintain a Net Worth at all times during the Fiscal Quarter ending September 30, 1999 of an amount at least equal to the Net Worth on July 3, 1999."

         (c) Sections 11.32(b), (c) and (d) of the Secured Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

                           (b) Debt to EBITDA Ratio. Not permit the Debt to EBITDA Ratio for any period set forth below to be more than the ratio listed below opposite such period:

                                                                                    MAXIMUM
                           PERIOD(S) (ALL DATES ARE INCLUSIVE)                       RATIO
                  Fiscal Quarter ending September 30, 1999                         7.00:1.0
                  Fiscal Quarters ending December 31, 1999 through July 1,         3.50:1.0
                  2000
                  Each Fiscal Quarter of Fiscal Year 2001                          3.00:1.0
                  Each Fiscal Quarter of Fiscal Year 2002                          2.50:1.0
                  Fiscal Quarter ending on June 29, 2002 and each Fiscal           2.50:1.0
                  Quarter thereafter

                           (c) Interest Coverage Ratio. Not permit the Interest Coverage Ratio measured on the last day of any month for any twelve (12) month period (or, in the case of months ending before July 1, 2000, for the period from and including July 4, 1999, to and including the last day of such month) ending on the last day of such month to be less than the ratio listed below opposite the period including such month:

                                                                                    MINIMUM
                           PERIOD(S) (ALL DATES ARE INCLUSIVE)                       RATIO
                  Fiscal Quarter ending September 30, 1999                         1.50:1.0
                  December 31, 1999 through July 2, 2000                           2.25:1.0
                  July 3, 2000 through June 30, 2001                               2.50:1.0
                  July 1, 2001 through June 29, 2002                               2.50:1.0
                  June 30, 2002 and thereafter                                     2.50:1.0




                           (d) Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio measured on the last day of any month for any twelve (12) month period (or, in the case of months ending before July 1, 2000, for the period from and including July 4, 1999, to and including the last day of each month) ending on the last day of such month to be less than the ratio listed below opposite the period including such month:

                                                                                    MINIMUM
                           PERIOD(S) (ALL DATES ARE INCLUSIVE)                       RATIO
                  September 30, 1999                                               1.00:1.0
                  December 31, 1999 through July 2, 2000                           1.05:1.0
                  July 3, 2000 through June 30, 2001                               1.10:1.0
                  July 1, 2001 through June 29, 2002                               1.10:1.0
                  June 30, 2002 and thereafter                                     1.10:1.0


     4. Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement and to make all future Loans under the Secured Credit Agreement, the Borrower represents and warrants to the Agent and the Lenders that:

                    (a) Due Authorization, etc. The execution, delivery and performance by the Borrower of this Agreement executed as of the date hereof are within its corporate powers, have been duly authorized by all necessary corporate action (including without limitation, shareholder approval, if any shall be required), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any Requirement of Law or Contractual Obligation binding upon such entity. This Agreement is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

                    (b) Certain Agreements. To the best of the Borrower's knowledge, on the date hereof all warranties of the Borrower thereto set forth in the Secured Credit Agreement, as amended hereby, are true and correct in all material respects, without any waiver or modification thereof and no default of any party exists under the Secured Credit Agreement or any Related Document.

                    (c) Financial Information. All balance sheets, all statement of operations, of shareholders' equity and of changes in financial position, and other financial data which have been or shall hereafter be furnished to the Agent for the purposes of or in connection with this Agreement have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will, present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby.

                    (d) Litigation. No material litigation (including, without limitation, derivative actions), arbitrations, governmental investigation or proceeding or inquiry shall, on the date hereof, be pending which was not previously disclosed in writing to the Agent and no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigations, or proceeding or inquiry previously disclosed to the Agent in writing.

     5. Conditions to Effectiveness. This Agreement shall be effective as of July 3, 1999 upon the satisfaction of the conditions set forth in this Section 5 and delivery of the following documents to the Agent on or prior to the date hereof (unless another date is specified), in form and substance satisfactory to the Agent and the Lenders:

                    (a) Agreement. The Borrower shall have delivered to the Agent executed originals of this Agreement.

                    (b) Consents and Acknowledgments. The Borrower shall have obtained all consents, approvals and acknowledgments which may be required with respect to the execution, delivery and performance of this Agreement.

                    (c) No Default. As of the date hereof after giving effect to this Agreement and the waiver set forth in Section 2 hereof, no Unmatured Event of Default or Event of Default under any Related Document shall have occurred and be continuing.

                    (d) Amendment Fee. The Borrower shall have delivered to the Agent for the benefit of the Lenders, on or before September 30, 1999, an amendment fee of $40,000.

         6. Affirmation of Guaranties.

         Each Guarantor (i) consents to and approves the execution and delivery of this Agreement by the Borrower, the Agent and the Lenders, (ii) agrees that this Agreement does not and shall not limit or diminish in any manner its obligations under its Guaranty or under any of the other Related Documents to which it is a party, (iii) agrees that this Agreement shall not be construed as requiring the consent of any Guarantor in any other circumstance, (iv) reaffirms its obligations under its Guaranty and all of the other Related Documents to which it is a party, and (v) agrees that its Guaranty and such other Related Documents remain in full force and effect and are each hereby ratified and confirmed.

         7. Miscellaneous.

                    (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                    (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provision of this Agreement.

                    (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                    (d) Successors and Assignees. This Agreement shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assignees, and shall inure to the sole benefit of the Borrower, the Agent, the Lenders and their successors and assignees.

                    (e) References. Any reference to the Secured Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                    (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Secured Credit Agreement, any Note or any of the Collateral Documents provided to furnish security therefor. The parties hereto expressly do not intend to extinguish the Secured Credit Agreement, any Note or the Collateral Documents. Instead, it is the express intention of the parties hereto to reaffirm the existence of the indebtedness created under the Secured Credit Agreement which is evidenced by Notes and secured by the various Collateral Documents. The Secured Credit Agreement and each of the Related Documents as amended hereby remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Secured Credit Agreement or any Related Document to which the Lenders and the Agent are a party nor, except as set forth in
         Section 2 hereof, constitute a waiver of any provision in or Event of Default or Unmatured Event of Default (now or hereafter existing) under the terms of the Secured Credit Agreement or any Related Document.

                    (g) Fees and Expenses. In accordance with Section 14.4 of the Secured Credit Agreement, the Borrower agrees to pay on demand all fees, costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               GIBRALTAR PACKAGING GROUP, INC., as Borrower


                               By:    /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title: Executive Vice President


                               FIRST SOURCE FINANCIAL LLP,
                                        as Agent and a Lender

                               By:      First Source Financial, Inc.
                               Its:     Manager


                                        By:   /s/ John P. Thacker
                                        Name Printed:   John P. Thacker
                                        Title:  Senior Vice President


                               LASALLE BUSINESS CREDIT, INC.,
                                        as a Lender


                               By:    /s/ Ellen Cook
                               Name Printed:   Ellen Cook
                               Title:    Vice President


                               RIDGEPAK CORPORATION, as a Guarantor


                               By:   /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title:   Secretary


                               NIEMAND HOLDINGS, INC., as a Guarantor


                               By:   /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title:   Secretary



                              [TO FIFTH AMENDMENT]

                               NIEMAND INDUSTRIES, INC., as a Guarantor


                               By:    /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title:   Secretary


                               BURLINGTON HOLDINGS, INC., as a Guarantor


                               By:   /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title:   Secretary


                               STANDARD PACKAGING AND PRINTING CORP., as a
                               Guarantor


                               By:   /s/ John W. Lloyd
                               Name Printed:   John W. Lloyd
                               Title:   Secretary




                              [TO FIFTH AMENDMENT]

                                      S-2